Exhibit 99.2

NEWS RELEASE

Contact: John O. Muse
Executive Vice President of Finance and Administration,
or Brad Phillips, Treasurer
972-717-0300

DARLING INTERNATIONAL ANNOUNCES
FOURTH QUARTER AND YEAR-END 2010
EARNINGS CONFERENCE CALL AND WEBCAST

   February 28, 2011 – IRVING, TEXAS – Darling International Inc. (NYSE: DAR) will hold a conference call and webcast on Thursday, March 3, 2011 to discuss the Company’s fourth quarter and year-end 2010 financial results.  The teleconference will begin at 10:00 a.m. Eastern Time and will be hosted by Mr. Randall Stuewe, CEO and Chairman of the Board, and Mr. John Muse, Executive Vice President of Finance and Administration.  The related press release will be issued after the market closes on March 2, 2011.

To participate in the teleconference, please dial 877-317-6789 a few minutes before the scheduled start time. International callers are invited to call 412-317-6789.  Please refer to confirmation code 448725.  A replay of the call will be available one hour after the completion of the call through March 11, 2011.  To access the replay, please dial 877-344-7529, or if you are calling internationally, dial 412-317-0088. Please refer to confirmation code 448725.  The live webcast and archived replay also can be accessed on the Company’s web site at http://www.darlingii.com/investors.aspx.

Darling International Inc. is the largest and only publicly traded, provider of rendering and bakery waste recycling solutions to the nation’s food industry.  The Company recycles beef, pork, and poultry waste streams into useable ingredient such as tallow, feed-grade fats, meat and bone meal, poultry meal and hides.  The Company also recovers and transforms used cooking oil and commercial bakery waste to valuable feed and fuel ingredients.  These products are primarily sold to agricultural, pet food, leather, oleo-chemical and bio-diesel manufacturers around the world.  In addition, the Company provides grease trap collection services and sells used cooking oil collection equipment to restaurants.  For additional information, visit the Company’s web site at http://www.darlingii.com.

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